                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN COIN & STAMP VENTURES, INC.
                      ------------------------------------

         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:
         FIRST:  The name of the corporation is

            AMERICAN COIN & STAMP VENTURES, INC.

         SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.
         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
         FOURTH: The total number of shares of stock which the corporation is authorized to issue is seventy five million (75,000,000) shares, and the par value of each of such share is ($.00001).
         FIFTH:  The name and address of the single incorporator are
   Leif A. Tonnessen       70 Pine Street, New York, N.Y.  10270

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         SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.
         SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.
         EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.
         IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 20th day of August, 1985.
                          /s/ Leif A. Tonnessen (L.S.)
                          ----------------------
                             Leif A. Tonnessen


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                            CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATE OF INCORPORATION OF

                      AMERICAN COIN & STAMP VENTURES, INC.

                    -----------------------------------------
                         Adopted in accordance with the
                        provisions of Section 242 of the
                         General Corporation Law of the
                                State of Delaware
                    -----------------------------------------

         We, JOSEPH BROWN, President and HAROLD M. HERSHMAN, Secretary of AMERICAN COIN & STAMP VENTURES, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:
         FIRST: That the Certificate of Incorporation of said Corporation has been amended as follows:
         By striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:
         "The total number of shares of stock which the corporation shall have authority to issue is One Hundred Million (100,000,000) and the par value of each of such shares is $.0001 Cents.

         SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of the

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stockholders duly held February 20, 1986.
         THIRD: That the capital of said Corporation will not be reduced under or by reason of said amendments.
         IN WITNESS WHEREOF, said AMERICAN COIN & STAMP VENTURES, INC., has caused this Certificate to be signed by JOSEPH BROWN, its President and attested by HAROLD M. HERSHMAN, its Secretary, this 3rd day of March, 1986.

                         AMERICAN COIN & STAMP VENTURES, INC.

                         BY:  /s/ Joseph Brown
                              ----------------------------------
                               JOSEPH BROWN, President

ATTEST:
BY:  /s/ Harold M. Hershman
    -----------------------------------
     HAROLD M. HERSHMAN, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         JOSEPH BROWN, President and HAROLD M. HERSHMAN, Secretary, respectively, of AMERICAN COIN & STAMP VENTURES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify:
         FIRST: That a new Article NINTH of the Certificate of Incorporation of American Coin & Stamp Ventures, Inc., be added as follows:
         "NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment."
         SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
         THIRD:  That the capital of American Coin & Stamp

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Ventures, Inc., will not be reduced under or by reason of said amendment.
         FOURTH: That the foregoing amendment shall become effective at the time and on the day this certificate is filed in accordance with Section 103 of the General Corporation Law of the State of Delaware.
         IN WITNESS WHEREOF, this certificate has been made under the seal of American Coin & Stamp Ventures, Inc., and has been signed by the undersigned, President and Secretary, respectively, of American Coin & Stamp Ventures, Inc., this 28th day of March, 1988.

                                /s/ Joseph Brown
                               -------------------------
                                    President

Attest:
/s/ Harold M. Hershman
---------------------------------
           Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      AMERICAN COIN & STAMP VENTURES, INC.
         STANLEY APPELBAUM, President and HAROLD M. HERSHMAN, Secretary,
respectively, of AMERICAN COIN & STAMP VENTURES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify:
         FIRST: That a new Article NINTH of the Certificate of Incorporation of American Coin & Stamp Ventures, Inc., be added as follows:
         "NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment."
         SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
         THIRD:  That the capital of American Coin & Stamp

Ventures, Inc., will not be reduced under or by reason of said amendment.
         FOURTH: That the foregoing amendment shall become effective at the time and on the day this certificate is filed in accordance with Section 103 of the General Corporation Law of the State of Delaware.
         IN WITNESS WHEREOF, this certificate has been made under the seal of American Coin & Stamp Ventures, Inc., and has been signed by the undersigned, President and Secretary, respectively, of American Coin & Stamp Ventures, Inc., this 17th day of August, 1988.

                                 /s/ Stanley Appelbaum
                                 ----------------------------------
                                  STANLEY APPELBAUM, President

Attest:
/s/ Harold M. Hershman
-------------------------------
      Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      AMERICAN COIN & STAMP VENTURES, INC.
                            Under Section 242 of the
                    CORPORATION LAW OF THE STATE OF DELAWARE

         AMERICAN COIN & STAMP VENTURES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST:   That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

         "1.      That Article FIRST of the Certificate of Incorporation be
further amended and, as further amended, read as follows:

         'FIRST: The name of the Corporation is COLONY INTERNATIONAL INCORPORATED.";

         2. That Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

         'FOURTH: The amount of the total authorized capital stock of this Corporation is Twenty Million (20,000,000) shares of Common Stock, with a par value of $.0001 per share."

         3. The foregoing amendments are effective as of the opening of business on January 27, 1997.

         4. Effective as of the opening of business on January 27, 1997, the Corporation's outstanding shares are reverse split on a one-for-19.927 basis, so that each 19.927 shares of Common Stock, $.0001 par value outstanding prior to the reverse split shall become one share of Common Stock, $.0001 par value after the reverse split.

         SECOND: That the aforesaid amendments and reverse split were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, at a meeting of stockholders duly called and held for the above purposes.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Joseph Brown, its President, and attested by Harold Hershman, its Secretary, this 15th day of January, 1997.

                             AMERICAN COIN & STAMP VENTURES, INC.

                       By:  /s/ Joseph Brown
                          ------------------------------
                           Joseph Brown, President

ATTEST:

By:  /s/ Harold Hershman
     ---------------------------
      Harold Hershman, Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is COLONY INTERNATIONAL INCORPORATED

2. The registered office of the corporation within the State of Delaware is hereby changed to 1313 N. Market Street, City of Wilmington 19801-1151, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Company Corporation, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on July 7, 1997

                               /s/ S. Michie
                              ------------------------------------------
                                   Authorized Officer

                                           President
                              ------------------------------------------
                                   Title

                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

                                       OF

                        COLONY INTERNATIONAL INCORPORATED

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Colony International Incorporated.

     2. Article FIRST of the Certificate of Incorporation be amended to read as follows:

               FIRST: The name of the Corporation is Mobile PET Systems, Inc.

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified will be given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Brent Nelson, its President this 6th day of January, 1999.

                                          /s/ Brent Nelson
                                          ----------------------
                                          Brent Nelson, President

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MOBILE PET SYSTEMS, INC.



         The undersigned, Paul J. Crowe and James Corlett, hereby certify that:



         ONE. Mobile PET Systems, Inc., a Delaware corporation (the "Corporation") was originally incorporated under the name American Coin & Stamp Ventures, Inc. The date of filing of the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware is August 21, 1985.



         TWO: They are the duly elected and acting President and Vice President, respectively, of the Corporation.



         THREE: The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:



         1. The name of the Corporation is Mobile PET Systems, Inc.



         2. The address of its registered office in the State of Delaware is 9 East Loockerman Street in the City of Dover, County of Kent. The name of its Registered Agent at such address is National Corporate Research, Ltd.



         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.



         4. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares divided into two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Common Stock authorized to be issued is Ninety Million (90,000,000) shares, with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) shares, with a par value of $.0001 per share.



         The Board of Directors of the Corporation (the "Board") is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other rights and such qualifications, limitations, ore restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of the Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolutions originally fixing the number of shares of such series.



         5. The Board is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.



         6. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.



         7. The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.



         FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by unanimous written consent of the Board.



         FIVE: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the holders of Common Stock of this Corporation. The total number of outstanding shares entitled to vote or act by written consent was 13,359,658 shares of Common Stock. There are no outstanding shares of Preferred Stock of the Corporation. The number of shares of Common Stock voting in favor of this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware equaled or exceeded the vote required, such vote being a majority of the number of shares of Common Stock then outstanding.

         IN WITNESS WHEREOF, Mobile PET Systems, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Vice President this 28th day of January, 2000.



                                           /s/ Paul J. Crowe
                                          --------------------------------------
                                          Paul J. Crowe, President


                                           /s/ James Corlett
                                          --------------------------------------
                                          James Corlett, Vice President


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